Exhibit 23.1.

Consent of Independent Auditors

We hereby consent to the use in this Form SB-2 Registration Statement filed under the Securities Act of 1933 of our report dated September 14, 2001 (except as to Note 20 which is as of October 3, 2001) for Composite Industries of America, Inc. and Subsidiaries (f/k/a World Homes,
Inc./Affordable Homes of America, Inc. and Subsidiaries).

Pascale, Razzino, Alexanderson & Co., PLLC
North Bellmore, NY  11710-1855

November 26, 2001